                                                                   EXHIBIT 10.49

                        IRON AGE HOLDINGS CORPORATION
                             IRON AGE CORPORATION
                             CONSULTING AGREEMENT


      This Consulting Agreement (this "Agreement") is made as of the 3rd day of September, 2002 (the "Effective Date") by and between Fenway Partners Resources, Inc., a Delaware corporation ("FPR"), Iron Age Corporation, a Delaware corporation (the "Company") and Iron Age Holdings Corporation, a Delaware corporation (the "Parent").

      WHEREAS, subject to the terms and conditions of this Agreement, the Company and the Parent desire to retain FPR to provide certain consulting and advisory services to the Company and the Parent, and FPR desires to provide such services;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SERVICES. FPR hereby agrees that, during the term of this Agreement, it will provide the Company and the Parent with financial, managerial and operational advice.

2.    COMPENSATION.
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      a. Consulting Fee. During the term of this Agreement, the Company and the
Parent agree to pay a fee (the "Fee") in the aggregate amount of fifty thousand dollars ($50,000) per year, prorated for any period less than a full year. The Fee shall be paid quarterly, no later than 30 days following the close of the preceding fiscal quarter. The Fee will be subject to review and adjustment from time to time upon mutual agreement of the Company, the Parent and FPR.

      b. Expenses. The Company and the Parent agree agrees to pay all out-of-pocket expenses incurred by FPR directly in connection with the provision of services hereunder; provided, however, that FPR shall properly account therefor in accordance with the requirements for federal income tax deductibility and the policies and procedures of the Company and the Parent. Upon the timely submission of documentation for such expenses, reimbursements shall be paid by the Company and the Parent quarterly, no later than 30 days following the close of the preceding fiscal quarter. FPR expressly agrees that expenses consisting of employee salaries, rent and other overhead expenses of FPR are not subject to reimbursement under this Section 2(b) and shall be borne exclusively by FPR.


3.    TERM AND TERMINATION.


      a. Term. The term of this Agreement shall be for the period commencing on the Effective Date and expiring on the date on which termination is effective pursuant to the provisions of Section 3(b) (the "Termination Date"). For all purposes of this Agreement, references to the "term hereof" and "the term of this Agreement" shall mean the period commencing on the Effective Date and ending on the Termination Date.


      b. Early Termination. This Agreement may be terminated as follows:


            (i) FPR may terminate this Agreement with 60 days prior written notice; provided, however, that the boards of directors of the Company and the Parent may elect to waive the period of notice, or any portion thereof, provided that the Company and the Parent shall continue to pay the Fee through the notice period or portion thereof so waived;


            (ii) the Company or the Parent may terminate this Agreement upon notice to FPR; and


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            (iii) this Agreement shall terminate automatically upon the earliest date upon which Fenway Partners, Inc. ("Fenway") and its Affiliates shall cease to retain, directly or indirectly, the power to elect or cause the election of a majority of the board of directors of the Company and of the Parent.


      c. Effect of Termination.


            (i) Any and all accrued and unpaid obligations of the Company and of the Parent owed under Section 2 shall survive any termination of this Agreement.


            (ii) Effective as of the termination of this Agreement, the Agents of FPR shall be removed from all offices and positions held with the Company, the Parent or any of its Affiliates unless determined otherwise by Fenway.


4.    DEFINITIONS.


      a. The following capitalized terms used in this Agreement shall have the meanings set forth below.


      "Affiliates" shall mean with respect to any Person, all other Persons and entities directly or indirectly controlling, controlled by or under common control with such Person, where control may be by management authority, equity interest or otherwise.

      "Agents" shall mean with respect to any Person, the partners, members, managers, shareholders, Affiliates, directors, officers, fiduciaries, employees or agents of such Person.

      "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

      b. Certain terms used in this Agreement have the meanings given them in the following Section or Sections:


      Term                                      Section
      ----                                      -------
      Agreement                                 Preamble
      FPR                                       Preamble
      Company                                   Preamble
      Effective Date                            Preamble
      Fee                                       Section 2(a)
      Fenway                                    Section 3(b)(iii)
      Parent                                    Preamble
      Termination Date                          Section 3(a)


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5.    ASSIGNMENT, ETC.  No party shall have the right to assign this
Agreement without the prior written consent of the other two parties.


6. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless mutually agreed upon by each of the Company, the Parent and FPR. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any Person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.


7. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.


8. MERGER/ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication, agreement or understanding (written or oral) with respect thereto.


9. NOTICE. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied Persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied Persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied Person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied Person.


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      If to FPR, to it at:

            Fenway Partners Resources, Inc.
            c/o Fenway Partners, Inc.
            152 W. 57th Street, 59th Floor
            New York, NY 10019
            Attention:  Dale Morrison

      If to the Company or to the Parent, to it at:

            Iron Age Corporation
            Iron Age Holdings Corporation
            Robinson Plaza Three
            Suite 400
            Pittsburgh, PA  15205
            Attn:  William J. Mills

      With a copy to:

            c/o Fenway Partners, Inc.
            152 West 57th Street
            New York, New York 10019
            Attention:  Richard C. Dresdale

      With an additional copy to:

            Ropes & Gray
            One International Place
            Boston, Massachusetts 02110
            Attention:  John B. Ayer

10. SEVERABILITY. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.


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11.   COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.






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      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


FPR:                                FENWAY PARTNERS RESOURCES, INC.



                                    By_______________________________
                                       Dale Morrison
                                       President


THE COMPANY:                        IRON AGE CORPORATION



                                    By_______________________________
                                       William J. Mills
                                       Chief Executive Officer and President



THE PARENT:                         IRON AGE HOLDINGS CORPORATION



                                    By_______________________________
                                       William J. Mills
                                       President


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